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                                                             Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the information by reference in this registration statement of our reports dated January 30, 1997 included in IRT Property Company's Form 10-K/A for the year ended December 31, 1996, our reports dated April 15, 1997 and May 12, 1997 included in IRT Property Company's report on Form 8-K dated July 1, 1997, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
--------------------------
    Arthur Andersen LLP

Atlanta, Georgia
October 27, 1997